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                                                                    EXHIBIT 4.a

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 MASCOTECH, INC.

                                    * * * * *

         MASCOTECH, INC., a corporation organized and existing under the Laws of the State of Delaware (the "Company"), hereby certifies as follows:

         FIRST: The name of the Company is MascoTech, Inc. The name under which the Company was originally incorporated is "Masco Industries, Inc." and the date of filing its original Certificate of Incorporation with the Secretary of State was March 15, 1984.

         SECOND: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         THIRD: The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

         1.  The name of the corporation is:

                  MascoTech, Inc.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock the corporation shall have authority to issue is two hundred seventy-five million (275,000,000) shares.

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         Two hundred fifty million (250,000,000) of such shares shall consist of common shares, par value one dollar ($1.00) per share, and twenty-five million (25,000,000) of such shares shall consist of preferred shares, par value one dollar ($1.00) per share.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  A. Each share of common stock shall be equal in all respects to all other shares of such stock, and each share of outstanding common stock is entitled to one vote.

                  B. Each share of preferred stock shall have or not have voting rights as determined by the Board of Directors prior to issuance.

         Dividends on all outstanding shares of preferred stock must be declared and paid, or set aside for payment, before any dividends can be declared and paid, or set aside for payment, on the shares of common stock with respect to the same dividend period.

         In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to an amount per share to be determined before issuance by the Board of Directors, together with a sum of money equivalent to the amount of any dividends declared thereon and remaining unpaid at the date of such liquidation, dissolution or winding up of the Company. After the making of such payments to the holders of the preferred stock, the remaining assets of the Company shall be distributed among the holders of the common stock alone, according to the number of shares held by each. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the preferred stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the preferred stock.

         The Board of Directors shall have authority to divide the shares of preferred stock into series and fix, from time to time before issuance, the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include the determination of any or all of the following, and the shares of each series may


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vary from the shares of any other in the following respects: (a) the number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series; (b) the rate of dividend, cumulative or noncumulative, and the extent of further participation in dividend distribution, if any; (c) the prices at which issued (at not less than par) and the terms and conditions upon which the shares may be redeemable by the Company; (d) sinking fund provisions for the redemption or purchase of shares; (e) the voting rights; and (f) the terms and conditions upon which the shares are convertible into other classes of stock of the Company, if such shares are to be convertible.

                  C. No holder of any class of stock issued by this Company shall be entitled to pre-emptive rights.

                  D. The number of authorized shares of each class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, voting together as a single class.

         5. (a) The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1988 Annual Meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding Annual Meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any


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incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall serve for the remaining term of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Designation with respect to such stock, such directors so elected shall not be divided into classes pursuant to this Article 5, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article 5, in each case unless expressly provided by such terms.

         (b) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors. Any stockholder entitled to vote in the election of directors, however, may nominate one or more persons for election as director only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, 45 days in advance of the date on which the Company's proxy statement was released to stockholders in connection with the previous year's Annual Meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall include:

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(A) the name and address of the stockholder who intends to make the nomination or nominations and of the person or persons to be nominated; (B) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(C) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations is or are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and (E) the written consent of each nominee to serve as a director of the Company if elected. The chairman of any meeting of stockholders may refuse to acknowledge the nomination of any person if not made in compliance with the foregoing procedure.

         (c) Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as a single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this
Article 5.

         6. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. Except as otherwise required by law, special meetings of stockholders of the Company may be called only by the Chairman of the Board, the President or a majority of the Board of Directors, subject to the rights of holders of any one or more classes or series of preferred stock or any other class of stock issued by the Company which shall have the right, voting separately by class or series, to elect directors. Notwithstanding any other provision of this Certificate of Incorporation or the by-laws (and notwithstanding that a lesser percentage may be specified by law, this Certificate of Incorporation or the by-laws), and in addition to any

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affirmative vote required by law, the affirmative vote of the holders of at least 80% of the voting power of the outstanding capital stock of the Company entitled to vote, voting together as single class, shall be required to amend, adopt in this Certificate of Incorporation or in the by-laws any provision inconsistent with, or repeal this Article 6.

         7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the Company.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

         To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Company.

         8. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         9. Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as


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the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

         10. Meetings of stockholders may be held outside the State of Delaware, if the bylaws so provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company. Elections of Directors need not be by ballot unless the bylaws of the Company shall so provide.

         11. The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         12. A. The affirmative vote of the holders of 95% of all shares of stock of the Company entitled to vote in elections of directors, considered for the purposes of this Article 12 as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of stock of the Company entitled to vote in elections of directors considered for the purposes of this Article 12 as one class; provided that such 95% voting requirement shall not be applicable if:

                (a) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Company in such business combination bears the same or a greater percentage relationship to the market price of the Company's common stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) which such other entity has theretofore


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         paid for any of the shares of the Company's common stock already owned by it bears to the market price of the common stock of the Company immediately prior to the commencement of acquisition of the Company's common stock by such other entity;

                  (b) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Company in such business combination: (i) is not less than the highest per share price (including brokerage commissions and soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Company's common stock, and (ii) is not less than the earnings per share of common stock of the Company for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community;

                  (c) After such other entity has acquired a 30% interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Company's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Company's public common stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Company's common stock except as necessary to insure that a quarterly dividend payment does not exceed 5% of the net income of the Company for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors; (iii) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Company (except upon conversion of convertible securities acquired by it prior to obtaining a 30% interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Company's outstanding common stock or securities convertible into common stock except as

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         a part of the transaction which results in such other entity acquiring its 30% interest;

                  (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits of or provided by the Company, or (ii) made any major change in the Company's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination

                  (e) A proxy statement responsive to the requirements of the United States securities laws shall be mailed to all common stockholders of the Company for the purpose of soliciting stockholder approval of such business combination and shall contain on its first page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Company (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Company upon receipt of such opinion).

         The provisions of this Article 12 shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of 30% or more the outstanding shares of stock of the Company entitled to vote in elections of directors considered for the purposes of this Article 12 as one class, notwithstanding the fact that such other entity has reduced its shareholdings below 30% if, as of the record date for the determination of stockholders entitled to notice of and to vote on the business combination, such other entity is an "affiliate" of the Company (as hereinafter defined).


         B. As used in this Article 12, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the

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Company, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 31, 1984, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Company's stock within the meaning of the Securities Act of 1933; provided, however, that an "other entity" shall not in any event include any entity owning 30% or more of the outstanding shares of stock of the Company entitled to vote in the elections of directors considered for purposes of this Article 12 as one class at the time of the adoption of this
Article 12, any subsidiary of such entity, or any corporation succeeding to the business of such entity if (i) such business as conducted immediately prior to such succession is, immediately after such succession, the sole business of such successor, and (ii) the stockholders of the corporation conducting such business immediately prior to such succession are, immediately after such succession, the sole stockholders of the successor corporation or of a corporation owning all of the capital stock of such successor corporation; (b) an other entity shall be deemed to be the beneficial owner of any shares of stock of the Company which the other entity (as defined above) has the right to acquire pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Company shall include shares deemed owned through application of clause; (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Company with or into any other entity, or the sale or lease of all or any substantial part of the assets of the Company to, or any sale or lease to the Company or any subsidiary thereof in exchange for securities of the Company of any assets (except assets having an aggregate fair market value of less than $5,000,000) of, any other entity; (e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Company elected by stockholders prior to the time that such other entity acquired in excess of 10% of the stock of the Company entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs A(a) and (b) of this Article 12 the

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term "other consideration to be received" shall mean, in addition to other consideration received, if any, capital stock of the Company retained by its existing public stockholders in the event of a business combination with such other entity in which the Company is the surviving corporation; and (g) the exclusion of an entity from constituting an "other entity" under subparagraph B(a) of this Article 12 shall only continue to be effective if such entity does not thereafter decrease such ownership percentage to less than 30% (other than through the Company's issuance of its capital stock) and subsequently reacquire such a 30% interest and provided that, upon any such decrease and subsequent reacquisition, such entity shall be deemed for purposes of this Article 12 to have first become an "other entity" and to first have acquired capital stock of the Company on the date of such reacquisition.


         C. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article 12 on the basis of information known to them whether (a) such other entity beneficially owns 30% or more of the outstanding shares of stock of the Company entitled to vote in elections of directors; (b) an other entity is an "affiliate" or "associate" (as defined above) of another; (c) an other entity has an agreement, arrangement or understanding with another; or (d) the assets being acquired by the Company, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.


         D. No amendment to the Certificate of Incorporation of the Company shall amend or repeal any of the provisions of this Article 12, unless the amendment effecting such amendment or repeal shall receive the affirmative vote of the holders of 95% of all shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article 12 as one class; provided that this paragraph D shall not apply to, and such 95% vote shall not be required for, any amendment or repeal unanimously recommended to the stockholders by the Board of Directors of the Company if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph B of this Article 12.


         E. Nothing contained in this Article 12 shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

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         13.    A director of the Company shall not be personally liable to the
Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further limitation or elimination of the liability of directors, then the liability of a director of the Company, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended. Any repeal or modification of this Article 13 shall not increase the liability of any director of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

         14. A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of such person's heirs, executors and administrators. The Company shall indemnify a director, officer or employee in connection with an action, suit or proceeding (other than an action, suit or proceeding to enforce indemnification rights provided for herein or elsewhere) initiated by such Director, officer or employee only if such action, suit or proceeding was authorized by the Board of Directors. The right to indemnification conferred in this Paragraph A shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any action, suit or proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses under this Article 14 or otherwise.


         B. The Company may, to the extent authorized from time to time by the Board of Directors, provide indemnification and the advancement of expenses, to any agent of the Company and to any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and permitted by applicable law, as the same exists or may hereafter be amended.


         C. The rights to indemnification and to the advancement of expenses conferred in this Article 14 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or bylaws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

         FOURTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, said MASCOTECH, INC. has caused this Certificate to be signed by Richard A. Manoogian, its Chairman of the Board, this 22nd day of September, 1998.

                                      MASCOTECH, INC.

                                      By /s/Richard A. Manoogian
                                         --------------------------
                                         Richard A. Manoogian
                                         Chairman of the Board


STATE OF MICHIGAN   )
                    ) ss
COUNTY OF WAYNE     )

         I, Maxine Crandall, a notary public, do hereby certify that on this 22nd day of September, 1998, personally appeared before me Richard A. Manoogian, who, being by me first duly sworn, declared that he is the Chairman of the Board that he signed the foregoing document as the act and deed of said corporation, and that the statements therein contained are true.


                                         /s/Maxine E. Crandall
                                         ----------------------------------
                                         Wayne County, Michigan
                                         My commission expires October 19, 2000